EXHIBIT 10.1

NETWORTH TECHNOLOGIES IS NEW NAME OF COLMENA CORP.

Tuesday November 23, 6:00 am ET

COMPANY RAISES $600,000 IN CONVERTIBLE DEBENTURES PLACED WITH INSTITUTIONAL INVESTORS COMPANY INITIATES 10-FOR-1 REVERSE STOCK SPLIT

FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--Nov. 23, 2004-- The board of directors of Colmena Corp., (OTC BB: CLME - News), an information networking, security and IT auditing holding company, has voted to change the company's name to Networth Technologies, Inc., as of November 29. The new ticker symbol will be announced shortly.

In addition, the board announced that the company has raised $600,000 in convertible debentures arranged by Knightsbridge Capital. The terms of the financing are disclosed in the Company's 8K, which was filed today.

The board also voted in favor of a 10:1 reverse stock split of the common stock, effective at the opening of trading on Monday, November 29, 2004. The Series A Convertible Preferred Stock is also converted 10:1 by the reverse split of the common stock.

"The name change, the funding and the reverse split are all positive developments for the company," said L Joshua (Josh) Eikov, chief executive officer of NetWorth Technologies. "which will speed our business growth. Sales of our IT products and services are expanding rapidly and the business is advancing steadily in line with our business plan."

NetWorth's transfer agent is Olde Monmouth Stock Transfer Co. Inc., 77 Memorial Parkway, Suite 101, Atlantic Highlands, NJ 07716, telephone 732-872-2727, facsimile 732-872-2728.

About NetWorth Technologies, Inc.

NetWorth Technologies is a global management consulting, technology services and acquisition company. Its current portfolio consists of NetWorth Systems Inc., an information networking, security and IT auditing company. Committed to delivering innovation, NetWorth Technologies looks to acquire promising underperforming technology and technology services companies and to help them become high-performance businesses. With deep industry and business process expertise, broad global resources, NetWorth Technologies can mobilize the right people, skills, and technologies to help clients improve their performance.

Its holdings provide security services, IT outsourcing, IT asset management, and IT Governance and wireless services.


Using its industry and business-process knowledge, and our insight into existing and emerging technologies, we identify new business and technology trends and formulate and implement solutions for acquisition companies under demanding time constraints. Specifically, we help Companies:

     o    Identify and enter new markets.

     o    Increase revenues in existing markets.

     o    Improve operational performance.

     o    Deliver their products and services more effectively and efficiently.


For more information on NetWorth Technologies Inc. please visit www.networthco.com.




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Safe Harbor Statement


This press release may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of NetWorth Systems, Inc. management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: adverse weather conditions, historical seasonality, loss of customers, increased competition and other risks detailed from time to time in filings with the Securities and Exchange Commission. Consequently, if such management assumptions prove to be incorrect or such risks or uncertainties materialize, the Company's actual results could differ materially from the results forecast in the forward-looking statements.



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     or
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